Exhibit 99.1

CareDx Announces Second Quarter 2025 Financial Results

Grew Testing Services Volume to Approximately 49,500, Increase of 13% Year-Over-Year

AlloSure Kidney Testing Volumes Grew Nearly 20% Year-Over-Year

Narrows Full Year 2025 Revenue Guidance to $367 Million to $373 Million

BRISBANE, Calif., August 6, 2025, CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company — a leading precision medicine company focused on the discovery, development and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights
•Reported revenue of $86.7 million including a $3.8 million write-off of aged receivables associated with tests performed in prior periods
•Adjusted revenue of $90.5 million, an increase of 14% year-over-year
•GAAP testing services revenue of $62.0 million, a decrease of 13% year-over-year
•Adjusted testing services revenue of $65.9 million, an increase of 14% year-over-year
•Testing services volume of 49,500, an increase of 13% year-over-year
•GAAP net loss of $8.6 million, compared to a GAAP net loss of $4.6 million in the second quarter of 2024
•Non-GAAP net income of $5.6 million, compared to $13.6 million in the second quarter of 2024
•Adjusted EBITDA gain of $9.1 million, excluding a $3.8 million write-off of aged receivables, compared to a loss of $0.3 million in the second quarter of 2024, excluding revenue from tests performed in prior periods
•Cash, cash equivalents and marketable securities of $186 million as of June 30, 2025, net of a $50 million share repurchase carried out during the quarter; no debt as of June 30, 2025
•Narrowed full-year 2025 revenue guidance to $367 million to $373 million
Recent Business Highlights
•Eighth consecutive quarter of sequential growth in testing services volumes
•First Kidney Allograft Outcomes AlloSure Registry (“KOAR”) manuscript published in The American Journal of Transplantation
•Draft LCD affirms surveillance testing coverage for solid organ transplant rejection; The Company intends to comment on aspects of the draft LCD during the open comment period, which ends August 31, 2025
•Launched Increasing Organ Transplant Access (“IOTA”) tool in XynQAPI® to help transplant centers track performance under CMS's IOTA model ahead of July 1, 2025, activation date
•Leading presence with 40 abstracts and 12 oral presentations at 2025 World Transplant Congress in San Francisco, CA

•Launched AlloSure® Plus (formerly AlloView®), an AI-driven diagnostic platform that combines AlloSure® donor-derived cell-free DNA (dd-cfDNA) analysis with established clinical methods to improve prediction of rejection
•Successfully installed EPIC environment at CareDx and initiated multiple customer pilots in the third quarter

“CareDx had a strong second quarter. Volume growth accelerated, led by AlloSure kidney testing which was up nearly 20% year-over-year. Our cash collections also improved considerably, and coupled with financial discipline, contributed to a substantial adjusted EBITDA improvement,” said John W. Hanna, CareDx President and CEO. “We had an exceptional showing at the World Transplant Congress where data supporting the use of AlloSure Kidney was highlighted in large, prospective, multi-center studies as being the most significant biomarker for detecting organ rejection. Our evidence and differentiated products, including the launch of AlloSure Plus, are setting us apart as the leader in transplant care.”
Q2 2025 Financial Results
Total revenue was $86.7 million compared to $92.3 million in the second quarter of 2024, down 6%. Adjusted revenue was $90.5 million, up 14% compared to $79.1 million in the second quarter of 2024, excluding a negative $3.8 million adjustment and a positive $13.2 million adjustment, respectively, related to revenue from tests performed in prior periods.
Testing services revenue was $62.0 million, compared to $70.9 million in the second quarter of 2024, a decrease of 13%. Adjusted testing services revenue was $65.9 million, up 14% compared to adjusted testing services revenue of $57.7 million in the second quarter of 2024, excluding a negative $3.8 million adjustment and a positive $13.2 million adjustment, respectively, related to revenue from tests performed in prior periods.
Patient and Digital Solutions revenue was $12.8 million, an increase of 19% compared to $10.7 million in the second quarter of 2024.
Product revenue was $11.8 million, an increase of 12% compared to $10.6 million in the second quarter of 2024.
GAAP net loss was $8.6 million compared to $4.6 million in the second quarter 2024. Basic and diluted GAAP net loss per share was $0.16 compared to $0.09 in the second quarter of 2024.
Non-GAAP net income was $5.6 million compared to $13.6 million in the second quarter of 2024. Diluted non-GAAP net income per share was $0.10 compared to $0.25 in the second quarter of 2024.
Adjusted EBITDA gain was $9.1 million compared to an adjusted EBITDA loss of ($0.3) million in the second quarter of 2024, excluding a negative $3.8 million adjustment and a positive $13.2 million adjustment, respectively, related to revenue from tests performed in prior periods.
2025 Guidance
For the full year 2025, CareDx now expects revenue to be in the range of $367 million to $373 million, compared to the $365 million to $375 million range that was previously disclosed. The Company continues to expect full year 2025 adjusted EBITDA to be in the range of $29 million to $33 million.
About CareDx – The Transplant Company
CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2025. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond CareDx’s control, that could cause the actual results to differ materially from those projected, including general economic and market factors, and global economic and marketplace uncertainties, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed by CareDx with the SEC on February 28, 2025, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP adjusted testing services revenue, non-GAAP adjusted revenue, non-GAAP cost of testing services, non-GAAP cost of product, non-GAAP cost of patient and digital solutions, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP other income, net, non-GAAP income tax expense, non-GAAP gross profit, non-GAAP gross margin (%), non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income (loss), non-GAAP basic and diluted net income (loss) per share and adjusted EBITDA. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We define non-GAAP net income (loss) and per share results as the GAAP net loss and per share results excluding the impacts of stock-based compensation expense; acquisition-related amortization of purchased intangible assets and related tax effects; costs involved with completing an acquisition; changes in estimated fair value of contingent consideration; litigation settlement expense; transformational initiative costs; and certain other charges presented in the reconciliation in this release. We define adjusted testing services revenue and adjusted revenue as GAAP revenue excluding the impact of revenue from tests performed in prior periods. We define adjusted EBITDA as non-GAAP net income (loss) before interest income, income tax (benefit) expense, depreciation expense and other (income) expense, net and revenue from tests performed in prior periods.
We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods where certain items may vary independent of business performance. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables. A reconciliation of the forecasted range for adjusted EBITDA for 2025 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2025	2024
Revenue:
Testing services revenue	$62,033	$70,918
Product revenue	11,833	10,610
Patient and digital solutions revenue	12,813	10,746
Total revenue	86,679	92,274
Operating expenses:
Cost of testing services	15,406	14,308
Cost of product	4,981	6,298
Cost of patient and digital solutions	8,271	7,393
Research and development	16,830	19,693
Sales and marketing	24,279	21,002
General and administrative	27,683	30,907
Litigation settlement expense	350	—
Total operating expenses	97,800	99,601
Loss from operations	(11,121)	(7,327)
Other income:
Interest income, net	2,364	2,826
Other income (expense), net	72	(100)
Total other income	2,436	2,726
Loss before income taxes	(8,685)	(4,601)
Income tax benefit (expense)	117	(22)
Net loss	$(8,568)	$(4,623)
Net loss per share:
Basic	$(0.16)	$(0.09)
Diluted	$(0.16)	$(0.09)
Weighted-average shares used to compute net loss per share:
Basic	54,304,754	52,195,620
Diluted	54,304,754	52,195,620

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$68,212	$114,689
Marketable securities	118,043	145,964
Accounts receivable	67,362	64,605
Inventory	27,915	19,503
Prepaid and other current assets	25,764	7,071
Total current assets	307,296	351,832
Property and equipment, net	31,934	33,552
Operating leases right-of-use assets	25,372	24,340
Intangible assets, net	36,037	38,184
Goodwill	40,336	40,336
Restricted cash	551	585
Other assets	2,731	2,221
Total assets	$444,257	$491,050
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,863	$7,686
Accrued compensation	19,056	38,333
Accrued litigation settlement expense	20,250	—
Accrued and other liabilities	44,011	43,352
Total current liabilities	93,180	89,371
Deferred tax liability	131	164
Contingent consideration	160	174
Operating lease liability, less current portion	22,780	22,263
Other liabilities	636	645
Total liabilities	116,887	112,617
Commitments and contingencies
Stockholders’ equity:
Common stock	53	51
Additional paid-in capital	1,028,591	1,013,193
Accumulated other comprehensive loss	(6,113)	(8,569)
Accumulated deficit	(695,161)	(626,242)
Total stockholders’ equity	327,370	378,433
Total liabilities and stockholders’ equity	$444,257	$491,050

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2025	2024
Cost of testing services reconciliation:
GAAP cost of testing services	$15,406	$14,308
Stock-based compensation expense	(329)	(357)
Acquisition related-amortization of purchased intangibles	(346)	(329)
Non-GAAP cost of testing services	$14,731	$13,622
Cost of product reconciliation:
GAAP cost of product	$4,981	$6,298
Stock-based compensation expense	(108)	(225)
Acquisition related-amortization of purchased intangibles	(442)	(411)
Restructuring costs	(164)	(53)
Non-GAAP cost of product	$4,267	$5,609
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$8,271	$7,393
Stock-based compensation expense	(189)	(350)
Acquisition related-amortization of purchased intangibles	(153)	(238)
Restructuring costs	(174)	—
Non-GAAP cost of patient and digital solutions	$7,755	$6,805
Research and development expenses reconciliation:
GAAP research and development expenses	$16,830	$19,693
Stock-based compensation expense	(1,407)	(1,628)
Restructuring costs	—	(15)
Non-GAAP research and development expenses	$15,423	$18,050
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$24,279	$21,002
Stock-based compensation expense	(2,146)	(2,927)
Acquisition related-amortization of purchased intangibles	(648)	(628)
Restructuring costs	12	—
Non-GAAP sales and marketing expenses	$21,497	$17,447
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$28,033	$30,907
Stock-based compensation expense	(5,245)	(10,912)
Change in estimated fair value of contingent consideration	(501)	(210)
Acquisition related fees and expenses	(204)	(5)
Litigation settlement expense	(350)	—
Restructuring costs	(34)	—
Transformational initiative costs*	(1,871)	—
Other (charges) income	—	(44)
Non-GAAP general and administrative expenses	$19,828	$19,736
Total other income reconciliation:
GAAP other income	$2,436	$2,726
Non-GAAP other income	$2,436	$2,726
Income tax benefit (expense) reconciliation:
GAAP income tax benefit (expense)	$117	$(22)
Tax effect related to amortization of purchased intangibles	(109)	(98)
Non-GAAP income tax benefit (expense)	$8	$(120)

* Transformational initiative costs consist of consulting expenses which relate to our ongoing transformation strategy that we have undertaken as a series of initiatives focused on operational excellence, enterprise-wide efficiency, and long-term strategic growth.

CareDx, Inc.
GAAP and Non-GAAP Operating Expenses
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2025	2024
GAAP operating expenses:
Research and development	$16,830	$19,693
Sales and marketing	24,279	21,002
General and administrative	28,033	30,907
Total GAAP operating expenses	$69,142	$71,602

Non-GAAP operating expenses:
Research and development	$15,423	$18,050
Sales and marketing	21,497	17,447
General and administrative	19,828	19,736
Total Non-GAAP operating expenses	$56,748	$55,233

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(In thousands, except percentages)

	Three Months Ended June 30,
	2025	2024
GAAP total revenue	$86,679	$92,274
GAAP cost of sales	28,658	27,999
GAAP gross profit	58,021	64,275
GAAP gross margin %	67%	70%
Stock-based compensation expense	626	932
Restructuring costs	338	53
Acquisition related-amortization of purchased intangibles	941	978
Non-GAAP gross profit	$59,926	$66,238
Non-GAAP gross margin %	69%	72%

CareDx, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Adjusted Revenue
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2025	2024
Adjusted revenue reconciliation:
Revenue (GAAP)	$86,679	$92,274
Revenue from tests performed in prior periods*	3,827	(13,214)
Adjusted revenue (Non-GAAP)	$90,506	$79,060

* For the three months ended June 30, 2025, the Company reduced revenue by $3.8 million for tests performed in prior periods. For the three months ended June 30, 2024, the Company recognized $13.2 million in revenue for the tests performed in prior periods.

CareDx, Inc.
Reconciliation of GAAP Testing Services Revenue to Non-GAAP Adjusted Testing Services Revenue
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2025	2024
Adjusted testing services revenue reconciliation:
Testing services revenue (GAAP)	$62,033	$70,918
Revenue from tests performed in prior periods*	3,827	(13,214)
Adjusted testing services revenue (Non-GAAP)	$65,860	$57,704

* For the three months ended June 30, 2025, the Company reduced revenue by $3.8 million for tests performed in prior periods. For the three months ended June 30, 2024, the Company recognized $13.2 million in revenue for the tests performed in prior periods.

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2025	2024
GAAP net loss	$(8,568)	$(4,623)
Stock-based compensation expense	9,424	16,399
Acquisition related-amortization of purchased intangibles	1,589	1,606
Acquisition related fees and expenses	204	5
Change in estimated fair value of contingent consideration	501	210
Other income and charges	—	44
Tax effect related to amortization of purchased intangibles	(109)	(98)
Transformational initiative costs*	1,871	—
Restructuring costs	360	68
Litigation settlement expense	350	—
Non-GAAP net income	$5,622	$13,611

GAAP basic and diluted net loss per share	$(0.16)	$(0.09)

Non-GAAP basic net income per share	$0.10	$0.26
Non-GAAP diluted net income per share	$0.10	$0.25

Shares used in computing non-GAAP basic net income per share	54,304,754	52,195,620
Shares used in computing non-GAAP diluted net income per share	56,385,713	54,333,731

* Transformational initiative costs consist of consulting expenses which relate to our ongoing transformation strategy that we have undertaken as a series of initiatives focused on operational excellence, enterprise-wide efficiency, and long-term strategic growth.

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2025	2024
GAAP net loss	$(8,568)	$(4,623)
Stock-based compensation expense	9,424	16,399
Acquisition related-amortization of purchased intangibles	1,589	1,606
Acquisition related fees and expenses	204	5
Change in estimated fair value of contingent consideration	501	210
Other income and charges	—	44
Tax effect related to amortization of purchased intangibles	(109)	(98)
Transformational initiative costs	1,871	—
Restructuring costs	360	68
Litigation settlement expense	350	—
Non-GAAP net income	5,622	13,611
Interest income	(2,364)	(2,826)
Income tax (benefit) expense	(8)	121
Depreciation expense	2,132	1,937
Other (income) expense, net	(72)	100
Adjusted EBITDA	5,310	12,943
Revenue from tests performed in prior periods	3,827	(13,214)
Adjusted EBITDA after revenue from tests performed in prior periods	$9,137	$(271)

CareDx, Inc.
Media Relations
Natasha Wagner
nwagner@CareDx.com

Investor Relations
Caroline Corner
investor@CareDx.com